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                                                                  EXHIBIT 4.13.1


                             DEMAND PROMISSORY NOTE


Date of Note:        November 13, 2001. Amended 7/3, 2002.

Amount of Note:      $600,000.00

Interest Rate:       The principal amount of this Note from time to time
                     outstanding shall bear interest at a rate per annum equal to twelve percent (12.0%).

           FOR VALUE RECEIVED, the undersigned ("BORROWER") does hereby covenant and promise to pay to JOHN R. FOLKERTH, SR., an individual, or his heirs, successors or assigns (the "LENDER"), at 6530 Poe Avenue, Dayton, Ohio 45414, or at such other place as the Lender may designate to Borrower in writing from time to time, in legal tender of the United States, the Amount of Note or so much thereof as may be advanced by the Lender to Borrower pursuant to the terms hereof (the "PRINCIPAL AMOUNT"), together with interest at the Interest Rate on the Principal Amount until this Note is paid in full as provided in this Note.

           Payments of interest only hereunder shall be payable monthly in arrears on the last day of each calendar month, commencing on December 31, 2001. The unpaid Principal Amount of this Note together with accrued and unpaid interest thereon shall be due and payable immediately upon the Lender making a demand for payment to Borrower and this Note shall thereupon be deemed to have matured. Borrower shall have the right to prepay the principal amount of this
Note in whole or in part, without premium or penalty, from time to time.

           All interest under this Note shall be computed on an actual/360-day basis (i.e., interest for each day during which any of the Principal Amount is outstanding shall be computed at the Interest Rate or the Default Rate, as hereinafter defined, as applicable, divided by 360).

           If Borrower desires an advance of the Principal Amount of this Note (each, an "ADVANCE"), Borrower shall give the Lender at least one (1) business day's oral notice, promptly confirmed in writing, of its request for such Advance, specifying the date and amount thereof. The Lender may make the Advance, or refrain from making the Advance, in the Lender's sole discretion. If the Lender decides to make the Advance to Borrower, the Lender will make such Advance to Borrower in immediately available funds to Borrower's designated account at Huntington National Bank. Within the aforestated limits, Borrower may borrow, prepay and reborrow the Principal Amount of this Note.

           The Lender will record all Advances and repayments thereof on the grid attached hereto as Exhibit A. The Lender's entries on such grid shall, absent manifest error, be final, conclusive and binding.


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           This Note is secured by a Security Agreement dated the date hereof, between Borrower and the Lender (the "SECURITY AGREEMENT").

           This Note specify various defaults (each, a "DEFAULT") upon the happening of which all sums owing on this Note may, at the Lender's option, be declared immediately due and payable. Any of the following occurrences or acts will constitute a Default: (a) the failure of Borrower to make any payment of principal and/or interest, or any other mandatory amounts payable under this Note, within ten (10) days after the date when due hereunder, or (b) an "event of default" shall occur under the Security Agreement.

           During the continuance of a Default, the Principal Amount shall bear interest at two percent (2%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such change (the "DEFAULT RATE").

           Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses.

           Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

           This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

           Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note and the Security Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

           All notices and demands given or made under this Note by Borrower or the Lender to the other of them shall be deemed satisfied by written notice or demand given or made in accordance with, and to the address of the Lender or Borrower, specified in Section 18 of the Security Agreement.

           This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Ohio (without giving effect to Ohio's principles of conflicts of law).

           This Note amends and restates the Demand Promissory Note dated November 13, 2001, by Borrower to the Lender (the "Original Note"), in its entirety, relates back to and has been executed and delivered to Borrower to


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the Lender in substitution for the Original Note in order to increase the Amount of Note and to provide for certain modifications to the terms of the Original Note as set forth herein.

           JURY WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BORROWER AND THE LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

           The undersigned authorize any attorney-at-law to appear in any court of record in Montgomery County, Ohio, or in any court of record in the jurisdiction in which the undersigned against which or whom a judgment is then sought may then reside, or in any court of record in any jurisdiction outside of Ohio, after the indebtedness evidenced hereby becomes due, and waive the issuing and service of process and confess judgment against the undersigned (or either of them) in favor of the Lender for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution. The undersigned waive any conflict of interest in the Lender's attorney confessing judgment against the undersigned (or either of them) pursuant to the foregoing warrant of attorney and further agree that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from the Lender.


                     (Balance of Page Intentionally Omitted)


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           IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.


"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."


                                   SHOPSMITH, INC.,
                                   an Ohio corporation


                                   By: /s/ Robert Folkerth
                                       -----------------------------
                                       Robert L. Folkerth, President


Accepted this 3rd of July, 2002:



/s/ John R. Folkerth, Sr.
------------------------------
John R. Folkerth, Sr.


Exhibit A - Grid


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